UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Act of 1934

Date of Report: November 20, 2015

(Date of earliest event reported)

Paragon Real Estate Equity and Investment Trust

(Exact name of registrant as specified in its charter)

Maryland	0-25074	39-6594066
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

10011 Valley Forge Drive, Houston, Texas 77042

(Address of principal executive offices including zip code)

(440) 283-6319

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Five trustees of Paragon Real Estate Equity and Investment Trust (“Paragon”) loaned funds to Paragon, each pursuant to a Convertible Note Purchase Agreement (the “Agreement”). Each trustee loaned the following amounts, which can be converted into Common Shares of Paragon, as follows:

Trustee	Amount	Convertible into Common Shares
Daryl J. Carter	$28,888	21,703
Daniel G. DeVos	$47,780	35,897
Paul T. Lambert	$51,112	38,401
James C. Mastandrea	$52,224	39,236
John J. Dee	$17,776	13,355

The convertible notes were issued effective November 20, 2015, have a maturity date of three years, and accrue interest at 10% per annum.

The convertible notes can be called by Paragon after six months, at which time the noteholder can choose to receive either the amount of the note plus any accrued but unpaid interest or the number of Common Shares determined by dividing the amount of the note plus any accrued but unpaid interest by the conversion price of $1.331. The noteholder has the option at any time to convert the note plus any accrued but unpaid interest into Common Shares based on the conversion price of $1.331.

The foregoing description of the form of the Agreement is not complete and is qualified in its entirety by reference to the full and complete terms of the Agreement, which is attached to this current report on Form 8-K as Exhibit 10.1.

Item 3.02 Unregistered Sales of Equity Securities.

The Convertible Notes issued to each trustee pursuant to the Agreements, each as disclosed in Item 1.01 of this report, which Item 1.01 is incorporated herein by reference, were not registered under the Securities Act of 1933, as amended (the “Act”), in reliance on the exemption from registration provided by Section 4(2) of the Act.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1 Form of Convertible Note Purchase Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 20, 2015	Paragon Real Estate Equity and Investment Trust

	By:	/s/ John J. Dee
John J. Dee
Senior Vice President and Chief Financial Officer

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EXHIBIT INDEX

Exhibit Number	Description

10.1	Form of Convertible Note Purchase Agreement

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